INDIVIDUAL,  INC.  AGREES  TO  ACQUIRE  CLARINET  COMMUNICATIONS
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FOR  FURTHER  INFORMATION:
INVESTORS
At  Individual:
Bob  Lentz,  CFO,  617-313-5259,  blentz@individual.com
At  The  Financial  Relations  Board:
Julie  Creed,  312-640-6724,  jmc@chi.frbd.com

MEDIA:
At  The  Financial  Relations  Board  (financial):
Jerry  Miller,  212-661-8030,  jnm@ny.frbd.com
At  Mullen  PR  (trade/business):
Erika  Schutz,  508-468-1155  or  eschutz@mullen.com

For  Immediate  Release
Monday,  June  16,  1997


      INDIVIDUAL, INC. AGREES TO ACQUIRE CLARINET COMMUNICATIONS, FORTIFIES
                          LEADERSHIP IN INTERNET NEWS
Internet's largest business news service combines with Internet's largest paid circulation base
   Combined company will have 2 million paid, registered, or licensed users Combination sets stage for enhanced revenue and bottom-line performance in
                                1998 and beyond

BURLINGTON, MASSACHUSETTS, JUNE 16, 1997 - Individual, Inc. (Nasdaq:INDV), the leader in personalized news solutions for business, today announced that it has entered into a definitive agreement to acquire privately-held ClariNet Communications Corporation, publisher of ClariNews, the premier globally branded electronic newspaper, via the exchange of approximately 1.5 million Individual shares for all of ClariNet's stock. The transaction, which will be accounted for as a pooling of interests, is expected to be effective within the next week. The combined company will deliver news to more than 2 million paid, registered or licensed readers.

     ClariNet, one of the earliest and most sustained Internet business successes, was founded in 1989, has annual revenue of approximately $3.9 million and has shown a positive cash flow in each of the last five years. Employee-owned and funded predominantly from internal cash flow, ClariNet readership has grown rapidly in the past five years, reaching 1.5 million licensed readers by early 1997. These readers subscribe to ClariNet's services through more than 350 Internet Service Providers, corporations and educational institutions worldwide.

     The acquisition of ClariNet is the second acquisition by Individual in as many weeks. On June 6th, Individual acquired the CompanyLink research product from Delphi Internet Services.

INDIVIDUAL'S  NEWSPAGE  TO  BE  UPGRADED  TODAY

     ClariNet will continue to operate from its headquarters in San Jose, California, where Individual's West Coast development team also is located. Brad Templeton, ClariNet's founder/publisher, and Roy Folk, ClariNet's president and chief operating officer, will become officers of Individual in addition to their operating roles at ClariNet. Templeton also will be one of Individual's largest shareholders, with approximately 7 percent of the outstanding shares. All 40 of ClariNet's staff will become Individual employees.

     "ClariNet's products, distribution channels, technology, and approach to news filtering and customization are directly complementary to those of Individual," commented Michael E. Kolowich, chairman, president and chief
executive  officer  of  Individual.    Noting  that  ClariNet's  breaking
news/intra-day alerts are being incorporated into a major upgrade of Individual NewsPage today, Kolowich said, "There will be an immediate positive impact on Individual's product offerings and customer experience, which we believe will benefit revenue growth."

     ClariNet Chief Executive Officer Brad Templeton noted, "Our internally-funded growth strategy took us a long way, but it also was beginning to limit our ability to capture the full potential of the Internet and Intranet news markets as the 'net exploded in popularity. Individual has the resources, the distribution channels, and the vision to capitalize on what ClariNet has started. I'm very excited about the prospects of the combined company,  and  am  fully  committed  to  the  success  of  Individual."

ENHANCED  PERFORMANCE  OPPORTUNITIES  FOR  INDIVIDUAL

     Kolowich noted the close fit of this acquisition with Individual's strategic direction. "Individual's core mission is to provide daily, deep, personalized news solutions to knowledge workers and their companies, and we've dedicated considerable effort to building distribution channels and developing a potentially profitable business model," Kolowich said. "The acquisition of ClariNet goes well beyond the addition of readers or revenue; instead, this combination supports every facet of our core mission and takes Individual to a new level in its evolution."

     "First, ClariNet brings us new customers, new channels, and new sources of revenue," said Kolowich. "But it also helps us improve Individual's products and our users' experiences so that we can increase our direct and indirect revenue from Individual NewsPage. It helps us be an even stronger force in business-to-business advertising. And it helps us incorporate new Internet technology into our business. The result should be enhanced revenue and bottom-line performance in 1998 and beyond."

     With 2 million paid, registered or licensed users, the combined company will be among the leaders in the Internet news market. ClariNet's flagship news product, ClariNews, will continue to be distributed globally through Internet Service Providers, which include NETCOM, Earthlink, The World,
Internet America and Mindspring, as well as ISPs in Canada, Mexico, Japan, Australia, Argentina, and other nations on six continents. ClariNews will also continue to be distributed to corporate customers such as AT&T, Mobil Oil, Monsanto, Schlumberger, and Silicon Graphics, as well as educational institutions such as Harvard, Stanford, UCLA, MIT, and Yale.

     "Many of ClariNet's customers will be able to benefit from the additional news sources and personalization that Individual NewsPage and our other products can offer," said Kolowich. "As our companies come together, we'll be exploring ways to offer additional service tiers to these customers."

PRODUCT  ENHANCEMENTS  SHOULD  INCREASE  DEPTH,  FREQUENCY  OF  USAGE

     Individual's award-winning personalized news service on the Internet, Individual NewsPage, will incorporate ClariNet's breaking news in a major upgrade to be released today. Also included in the upgrade will be profiles and research files on 65,000 companies through Individual's CompanyLink product, which it acquired last week.

     "Deep, frequent usage is the key to the financial success of Individual NewsPage," observed Kolowich. "The addition of ClariNet's breaking news and CompanyLink's company research to NewsPage is designed to make it an indispensable daily tool for business professionals. That should lead to higher usage and, therefore, direct and indirect revenue per registered NewsPage user."

ADVERTISING  REVENUE  MODEL  TO  BENEFIT  FROM  LARGER,  TARGETED  READER BASE

     The  acquisitions  of  both  ClariNet  and  CompanyLink  are  designed to increase the capability of Individual NewsPage to generate advertising revenue. The upgrade to Individual NewsPage incorporates advertising into both new sections: breaking news and company research. "Our advertising sales continue to grow even more effective," said Kolowich. "New additions to our available advertising space can translate to an increase in advertising revenue."

     The company will explore ways to add advertising to ClariNet's products. Advertising revenue now accounts for less than five percent of ClariNet's revenue, which is dominated by subscription fees. "Plans for adding advertising to some of our products are in process already," said ClariNet's Templeton. "Individual's very capable advertising sales organization can help us accelerate that effort."

ACQUISITION  AUGMENTS  INDIVIDUAL'S  NEWS  FILTERING  CAPABILITY

     The acquisition of ClariNet augments Individual's process of filtering the news to create personalized daily news briefings for business professionals. ClariNet has published breaking news on the Internet 7 days a week, 365 days a year since 1989. The Four Star Edition of ClariNews includes over 2,000 stories and news photos a day, grouped into more than 500 categories. It is the most comprehensive, up-to-the-minute news source on the net, updating stories every 15 minutes around the clock.

     ClariNet uses major sources like Reuters, UPI, AFP, ESPN's SportsTicker, Commerce Business Daily, NewsBytes, the New York Times Syndicate, Christian Science Monitor, Entertainment News Services, United Media, Universal Press Syndicate, and on-line material from smaller sources. ClariNet's editorial staff is assisted by a proprietary ClariNet fuzzy logic system to help group and cross-reference stories in a way that Internet search engines or totally automated systems could never do alone.

     "We're very impressed with ClariNet's method of filtering and organizing many sources of news into categories and topics that make these multiple sources much more useful and personalizable," said Individual's Kolowich. "ClariNet's use of human editors, assisted by great technology, is very compatible with our approach. The way they have accomplished this on an around-the-clock basis is instructive to us as we evolve Individual's news refinery architecture."

INTERNET  VETERANS  ENHANCE  INDIVIDUAL  MANAGEMENT  TEAM

     The acquisition of ClariNet adds two seasoned veterans to Individual's management team. Brad Templeton, the founder, publisher and chief executive officer of ClariNet, is one of the pioneers of the Internet, as well as one of its most knowledgeable and articulate evangelists. In addition to his role at ClariNet, Templeton is a successful author of a dozen commercial software programs, editor of several books on Internet humor, and creator/moderator of one of the most popular newsgroups (public discussion areas) on the Internet, rec.humor.funny. He will continue as publisher of ClariNet's services and will  play  an  active  role  in  Individual's  Internet  strategic  planning.

     Roy  Folk,  president  and  chief  operating  officer  of  ClariNet,  has executive-level experience at both large and start-up technology companies. He was Ashton-Tate's executive vice president and general manager from 1985 to 1988, when the company grew by 40% annually to nearly $320 million in sales. Before ClariNet, Folk was president and chief executive officer of Hunter Systems and Paladin Software, and he was also product manager for VisiCalc,
the  first  electronic  spreadsheet.    He  will  continue  as  president  of
Individual's  ClariNet  division.

ABOUT  INDIVIDUAL

     Individual, Inc. is a pioneer and leading innovator of electronic personalized business information services. Through its exclusive information retrieval, filtering, and delivery technologies, Individual brings highly relevant, precisely targeted business news, information, and advertising to more than 2 million paid, registered, or licensed readers worldwide. Individual's services include: First!, Individual NewsPage
( http://www.newspage.com ), HeadsUp, Hoover and ClariNews. Individual's business partners include Lotus, Knight-Ridder, Microsoft Corp., NETCOM, Netscape, and Toshiba.

     Individual is headquartered in Burlington, Mass., with offices around the world. Visit Individual on the Web at http://www.individual.com.

Certain of the above statements, including those relating to the potential effect of the acquisition of ClariNet on the Company's future revenue and financial performance, are forward-looking statements that involve risks and uncertainties. Actual results could differ materially as a result of a variety of factors, including, risks associated with acquisitions, the timely development and acceptance of new products, competitive developments, the success of relationships with third parties, and the other risk factors described from time to time in the Company's SEC reports.

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